UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2021 (September 16, 2021)
HEALTHCARE TRUST OF AMERICA, INC.
HEALTHCARE TRUST OF AMERICA HOLDINGS, LP
(Exact name of registrant as specified in its charter)

Maryland	(Healthcare Trust of America, Inc.)	001-35568	20-4738467
Delaware	(Healthcare Trust of America Holdings, LP)	333-190916	20-4738347
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320,	Scottsdale,	Arizona	85254	(480)	998-3478
(Address of Principal Executive Office and Zip Code)				(Registrant’s telephone number, including area code)

www.htareit.com
(Internet address)
N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	HTA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Healthcare Trust of America, Inc.	☐	Emerging growth company
Healthcare Trust of America Holdings, LP	☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Healthcare Trust of America, Inc.	☐
Healthcare Trust of America Holdings, LP	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 16, 2021, Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) entered into an employment agreement (the "Employment Agreement"), effective as of August 2, 2021, with Peter N. Foss, who was appointed by HTA's Board of Directors as the Company's interim President and Chief Executive Officer on August, 2, 2021. Mr. Foss's Employment Agreement provides for an annual base salary of $835,000 and that he will be eligible to receive a target bonus equal to $1,237,000 and a maximum bonus equal to $1,875,000 with respect to the period from September 1, 2021 to August 30, 2022, with one-third of the bonus allocable to the period from September 1, 2021 to December 31, 2021, and the remaining two-thirds of the bonus allocable to the period from January 1, 2022 to August 30, 2022. The actual bonus earned by Mr. Foss with respect to each period is based on achieving performance objectives for the CEO and the Company as determined and approved by the Compensation Committee in its sole discretion. The agreement also provides for a restricted stock award with respect to 105,660 shares of HTA's common stock, to be granted within 10 days of execution of the Employment Agreement, that will vest on the first anniversary of effective date of the agreement, and a one-time special signing bonus of $100,000, which shall be payable back to the Company in full in the event Mr. Foss's employment with the Company terminates during the term of the agreement due to his resignation or by the Company for Cause. The agreement also provides that he will be entitled to participate in the benefit plans made available generally to the Company's other senior executives. The term of the agreement shall be the period commencing on the effective date of the agreement and ending on the earliest to occur of (i) the date on which a permanent successor as Chief Executive Officer of the Company is appointed by the Board and assumes such position, (ii) the occurrence of a Corporate Transaction, as defined by the Employment Agreement, and (iii) the date on which employment otherwise terminates in accordance with Section 9 of the Employment Agreement. Upon termination of the agreement on or prior to August 30, 2022 due to (a) a replacement of a permanent CEO, (b) change in control, or (c) termination of employment without Cause, Mr. Foss shall be entitled to severance pay of a full year of salary and target bonus (or in the case of a change in control, the maximum bonus), less any salary or bonus previously paid. A copy of the Employment Agreement is attached hereto as Exhibit 10.1.

Item 8.01	Other Events.
On September 16, 2021, in connection with the election of W. Bradley Blair, II as Chairman of the Board, effective August 2, 2021, the Company granted Mr. Blair a restricted stock award with respect to 17,593 shares of HTA's common stock, which will vest on the first anniversary of Mr. Blair's election as Board Chair.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Employment Agreement between Healthcare Trust of America, Inc. and Peter N. Foss dated September 16, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: September 17, 2021	By:	/s/ Peter N. Foss
Name: Peter N. Foss
Title: Interim President and Chief Executive Officer

Healthcare Trust of America Holdings, LP

	By:	Healthcare Trust of America, Inc.,
its General Partner

Date: September 17, 2021	By:	/s/ Peter N. Foss
Name: Peter N. Foss
Title: Interim President and Chief Executive Officer